Exhibit 99.1

Contacts:

J. Jay Lobell Chief Executive Officer & Secretary Paramount Acquisition Corp. (212) 554-4522 jlobell@paramountbio.com	Stephanie Carrington / Elizabeth Scott The Ruth Group 646-536- 7017 / 7014 scarrington@theruthgroup.com escott@theruthgroup.com

Paramount Acquisition Corp. Files Amendment to Preliminary Proxy Statement
for Proposed Acquisition of Chem Rx

New York, N.Y., September 12, 2007 — Paramount Acquisition Corp. (OTCBB: PMQC, PMQCU, PMQCW), a special purpose acquisition corporation, announced today the filing of a second amendment to the preliminary proxy statement with the Securities and Exchange Commission (SEC) that was originally filed on June 18, 2007.  The amended preliminary proxy statement is for a special meeting of stockholders to be held to consider the previously announced acquisition of Chem Rx, a major privately-owned long-term care pharmacy based in Long Beach, New York.

Once the SEC reviews and clears the preliminary proxy statement, Paramount will mail a definitive proxy statement to its stockholders of record.  The date of the special meeting of stockholders and the record date for the meeting will be specified in the definitive proxy statement. For stockholders’ general information, the preliminary proxy statement is available from the SEC’s website at www.sec.gov.  Assuming all conditions of the transaction are met, Paramount anticipates completing the transaction on or prior to October 26, 2007.

ABOUT CHEM RX

Founded more than 40 years ago, Chem Rx is a major, privately-owned long-term care pharmacy serving the New York City metropolitan area, as well as parts of New Jersey, upstate New York, and Pennsylvania.  Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities.  Chem Rx provides to more than 61,000 residents prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx’s website address is www.chemrx.net.

ABOUT PARAMOUNT ACQUISITION CORP.

Paramount Acquisition Corp. is a special purpose acquisition corporation that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.

Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, which focuses primarily on the development of promising in-licensed drug candidates.  Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount BioSciences is a unique drug development and health care financial company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 50 start-up companies over the past fifteen years, about half of those over the past four years alone.  Since its inception, Paramount BioSciences and its affiliated companies have been involved in the clinical development of more than seventy drug candidates — several of which have reached the market — and have over forty compounds in clinical development today.  Paramount BioSciences has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

Cautionary Statements

This press release contains forward-looking statements about Paramount, Chem Rx and their combined business after completion of the proposed business combination.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are based upon the current beliefs and expectations of Paramount’s or Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s filings with the SEC, including its Annual Report on Form 10-KSB for the year ended December 31, 2006.  The information set forth herein should be read in light of such risks.  Paramount does not assume any obligation to update the information contained in this press release.

Additional information concerning the transaction is included in the preliminary proxy statement originally filed by Paramount with the SEC on June 18, 2007, and amended on August 13, 2007 and September 12, 2007, and the Current Report on Form 8-K originally filed on June 4, 2007, and amended on July 2, 2007, by Paramount with the SEC.  STOCKHOLDERS OF PARAMOUNT AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, PARAMOUNT’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION.  Such persons may also read Paramount’s final prospectus, dated October 21, 2005, as well as its periodic reports for more information about Paramount, its officers and directors and their interests in a successful completion of a business combination.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the transaction.  Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, as well as Paramount’s final prospectus and periodic reports, at the SEC’s Internet site http://www.sec.gov or by directing a request to Paramount Acquisition Corp., 787 7th Avenue, 48th Floor, New York, NY 10019.  As a result of the review by the SEC of the preliminary proxy statement, Paramount may be required to make changes to its description of Chem Rx’s business or other information contained in the proxy statement.

Paramount, Chem Rx and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  More detailed information regarding the direct and indirect interests of Paramount, Chem Rx and their respective officers and directors in the proposed transaction are included in the proxy statement.

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